Exhibit _________

                              FORM OF AMENDMENT TO
            GPU, INC. 1990 STOCK PLAN FOR EMPLOYEES OF GPU, INC. AND
         SUBSIDIARIES; DEFERRED REMUNERATION PLAN FOR OUTSIDE DIRECTORS
        OF GPU, INC.; RETIREMENT PLAN FOR OUTSIDE DIRECTORS OF GPU, INC.


         WHEREAS, GPU, Inc. sponsored and maintained the [____________] (the "Plan"); and

         WHEREAS, GPU, Inc. reserved the right to amend the Plan; and

         WHEREAS, GPU, Inc. was merged into FirstEnergy Corp. (hereinafter "FirstEnergy"), effective as of November 7, 2001 ("Effective Date") and FirstEnergy is the successor to all powers, authorities and rights of GPU, Inc. under the Plan; and

         WHEREAS, the FirstEnergy Corp. Board of Directors ("Board") authorized an amendment to the Plan which replaces the administrative body named in the Plan with the [__________] of FirstEnergy Corp.; and

         WHEREAS, the Board also authorized an amendment to the Plan which suspends and freezes all rights and accruals of benefits under the Plan; and

         WHEREAS, the Board authorized the amendments to be effective as of the Effective Date;

         NOW THEREFORE, as of the Effective Date, the Plan is amended as follows:

         1. Section [____] of the Plan is amended by the deletion of the relevant portions of said Section and the substitution in lieu thereof of the following:


             "[__] The  Plan  shall  be  administered  by  the  [____________]
                   of FirstEnergy Corp. and any reference to the "Committee" refers to the entity named in this Section. The [_____________] shall have all the rights and powers afforded it consistent with the terms of the Plan."
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         2.  The Plan is amended by the addition of the following Section [__]:

             "[__]. Suspension and Freezing of Plan
                    --------------------------------

                    Notwithstanding any other provision of the Plan to the contrary, this Plan is frozen and no individual shall accrue any further benefit or right under the Plan including, to the extent applicable, any right to receive awards or defer all or any portion of his or her compensation for any plan year or any increase in his or her pension benefit, if any, except that interest equivalents shall continue to be credited on the balance of each account maintained for a
                    Director hereunder (to the extent applicable). No compensation earned and no service rendered after the effective date of this provision shall be used in the calculation and determination of benefits under the Plan and no individual shall enter the Plan or become eligible to receive awards of any benefits. No compensation earned and no service rendered as a Director of FirstEnergy Corp. shall be used in the calculation and determination of benefits under the Plan."

     IN WITNESS  WHEREOF,  FirstEnergy  Corp., by its duly  Authorized  Officer,

hereby executes this amendment to the  [________________________]  this ____ day of ___________, 2001.



                                          FIRSTENERGY CORP.

                                          By: ___________________________

                                          Title: ________________________